Exhibit 10.1

THIS SURRENDER is made the 8th day of March, 2011

BETWEEN:

(1)	ABIOMED ATHLONE LIMITED having its registered office at 25/28 North Wall Quay, Dublin 1 (hereinafter called the “Tenant”)

AND

(2)	J.J. RHATIGAN & CO. having its registered office at Wolfe Tone House, Fr. Griffin Road, Galway (hereinafter called the “Landlord” which expression shall include its successors and assigns)

WHEREAS:

A.	By Lease (the “Lease”) made the 22nd day of July 2008 between (1) the Landlord (2) Abiomed Incorporated having its registered office at 22 Cherry Hill Drive, Danvers, Massachusetts, 01923 United States of America (hereinafter called “the Guarantor”) and (3) the Tenant ALL THAT the premises described in the Schedule hereto (the “Premises”) were demised unto the said Tenant for the term of 25 years and 1 week from and including the 18th July 2008 at the initial yearly rent as recited therein subject to review as therein and subject to the lessee’s covenants and the conditions therein contained.

B.	The Tenant has agreed with the Landlord for the surrender to the Landlord of the Premises for the unexpired residue of the said term for the consideration hereinafter appearing.

C.	The Landlord has agreed to release the Tenant and the Guarantor from their obligations contained in the Lease in consideration of payment by the Tenant to the Landlord of:

(a)	A sum of €734,811 (inclusive of VAT).

NOW THIS INDENTURE WITNESSETH that in consideration of the sum of €10 (ten Euro) now paid by the Landlord to the Tenant (who hereby acknowledges the receipt thereof) the Tenant as beneficial owner hereby surrenders, assigns and yields up unto the Landlord ALL AND SINGULAR the Premises TO HOLD the same unto the Landlord, its successors and assigns absolutely for all the unexpired residue of the said term of years created by the Lease to the intent that the said term hereby merges and is extinguished in the reversion which immediately before the execution of these presents was expectant thereon.

AND the Landlord in consideration of this Surrender and in consideration of the sum of €734,811 (inclusive of VAT) as hereinbefore referred to now paid by the Tenant to the Landlord (the receipt of which the Landlord hereby acknowledges) hereby releases the Tenant and the Guarantor from all their obligations contained in and all liabilities under the Lease or any other deed or document supplemental to the Lease (other than this Surrender) whether past, present or future and all demands, actions, proceedings, costs, claims, demands and expenses arising from such obligations and liabilities.

IT IS HEREBY CERTIFIED:

(i)	That Section 29 (conveyance on sale combined with building agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.
(ii)	That the consideration (other than rent) herein is wholly attributable to a property which is not residential property.
(iii)	That this instrument is a surrender of property, or of a right or interest in property, which is not a surrender on a sale.
(iv)	That for the purposes of Section 29 of the Companies Act 1990 that the parties hereto are not connected with one another.

This Indenture may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, and all such counterparts together constituting but one and the same instrument.

IN WITNESS whereof this Surrender has been duly executed on the date first written above.

SCHEDULE

ALL THAT AND THOSE the lands demised by the Lease as more particularly described therein as “ALL THAT plot of ground comprising 2.0 acres or thereabouts being part of the lands comprised in Folios 2450F and 15014F of the County of Westmeath which said plot of land is more particularly delineated and edged red on the attached Plan together with the factory erected thereon or on some part thereof together also with the Landlord’s fixtures and fittings therein”.

GIVEN under the Common Seal of the TENANT in the presence of	/s/ Stephen C. McEvoy
Director

/s/ Michael Minogue
Director

GIVEN under the Common Seal of the TENANT in the presence of	/s/ Padraic Rhatigan
Director

/s/ Sandra Rhatigan
Director

Dated the 8th day of March 2011.

BETWEEN:

ABIOMED ATHLONE LIMITED

Tenant

AND

J.J. RHATIGAN & CO.

Landlord

SURRENDER OF LEASE

Kieran Murphy & Co.,

9 The Crescent,

Galway.